UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 22, 2021

SILICON LABORATORIES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29823	74-2793174
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

400 West Cesar Chavez, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 416-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	SLAB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Exchange Act of 1934. ☐

Explanatory Note

On July 28, 2021, Silicon Laboratories Inc. (“Silicon Laboratories”) filed a Current Report on Form 8-K (the “Original Report”) to report the promotion of Matt Johnson to Chief Executive Officer (“CEO”) beginning on January 2, 2022. As of the date of the Original Report, the terms of Mr. Johnson’s compensation in connection with such promotion had not been determined. This Amendment No. 1 to the Original Report is being filed to provide the terms of such compensation.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2021, the Compensation Committee of the Board of Directors of Silicon Laboratories approved the following compensation for Mr. Johnson effective upon his promotion on January 2, 2022: an annual base salary of $650,000 and an annual target bonus as a percentage of his base salary of 130%. The Compensation Committee also approved a promotional grant of 25,014 performance stock units (“PSUs”). The terms of the PSUs are set forth in the Performance Stock Units Grant Notice and Global PSU Award Agreement included as Exhibit 10.1 to this Form 8-K/A. The Compensation Committee also approved, and the Company entered into, the CEO Severance Agreement with Mr. Johnson with an effective date of January 2, 2022 in the form attached as Exhibit 10.1 to the Form 8-K filed on May 17, 2021.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

10.1	Silicon Laboratories Inc. Form of Performance Stock Units Grant Notice and Global PSU Award Agreement under Registrant’s 2009 Stock
Incentive Plan, as amended and restated

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON LABORATORIES INC.

December 22, 2021	/s/ John C. Hollister

Date	John C. Hollister
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)